HOLLYER BRADY SMITH TROXELL

                                     BARRETT ROCKETT HINES & MONE LLP
                                             551 Fifth Avenue
                                            New York, NY  10176

                                            Tel: (212) 818-1110
                                            Fax: (212) 818-0494


                                                                    June 2, 1997



The Trustees of The Alger Fund
75 Maiden Lane
New York, New York 10038

Gentlemen:

      We have acted as counsel to The Alger Fund (the "Fund"), a trust with transferable shares organized under Massachusetts law pursuant to a Declaration of Trust (as subsequently amended to date, the "Declaration of Trust"), in connection with the preparation and filing with the Securities and Exchange Commission (the "SEC") of an amendment to the Registration Statement of the Fund on Form N-1A (the "Amendment") under the Securities Act of 1933 (Post-Effective Amendment No. 23, File No. 33-4959) and the Investment Company Act of 1940 (Amendment No. 25, File No. 811-6880) relating to the public offering of an indefinite number of shares of beneficial interest, par value $.001 per share, divided into six separate series of shares, five of which series will be further divided into three classes (the "Shares").

      We have examined copies of the Amendment, the Declaration of Trust and the By-Laws of the Fund and such certificates of public officials and Trustees and officers of the Fund and other documents, certified or otherwise identified to our satisfaction, and such questions of law and fact, as we have deemed necessary for purposes of the opinions expressed herein. In our examination, we have assumed the genuineness of the signatures on, and the authenticity of, all documents furnished to us and the conformity to the originals of documents submitted to us as copies. Insofar as this opinion relates to the law of the Commonwealth of Massachusetts applying to business trusts, we have relied on the opinion of the firm of Sullivan & Worcester LLP, which we understand is being filed as an exhibit to the Amendment and a copy of which is being delivered with this opinion.

         Based upon and subject to the foregoing, it is our opinion that:

         1. The Fund has been duly organized and is validly existing under the laws of Massachusetts as a trust of the type commonly known as a Massachusetts business trust.

         2. When Shares of the several series and classes to which the Amendment relates are issued in the manner and for consideration as stated therein, such Shares will have been legally issued, fully paid and nonassessable.

      With respect to the opinion stated in paragraph 2 above, we note that the shareholders of a Massachusetts business trust may under some circumstances be subject to assessment at the instance of creditors to pay the obligations of the trust in the event that its assets are insufficient for that purpose.

        We consent to the filing of this opinion as an exhibit to the Amendment.


                                    Very truly yours,

                                    HOLLYER BRADY SMITH TROXELL
                                    BARRETT ROCKETT HINES & MONE LLP


                             By:/s/ Robert I. Jones
                                    -------------------------------------
                                    Robert I. Jones, a member of the firm